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FOR MORE INFORMATION CONTACT:

Dawn M. Thompson                       Ange Jaskiewicz
National Processing, Inc.              National City Bank
Phone:  800.255.1157                   Phone: 216.575.2441
Fax:  502.315.3535                     Fax:  216.575.9483
e-mail:  dmthompson@npc.net            e-mail: ange.jaskiewicz@national-city.com
www.npc.net                            www.national-city.com




FOR IMMEDIATE RELEASE

          NATIONAL PROCESSING, INC. ACQUIRES MERCHANT SERVICES BUSINESS
                   FROM NATIONAL CITY CORPORATION'S AFFILIATES

LOUISVILLE, KY., JAN. 8, 2001 - National Processing, Inc. (NYSE: NAP) announced today the purchase of the merchant services business unit from several of National City Corporation's affiliates. This unit is made of about 30,000 merchant contracts with more than $4 billion in annualized credit and debit card volumes. National City's Merchant Services unit employs about 75 employees involved in sales and service. National Processing, Inc. through its wholly owned operating subsidiary, National Processing Company, LLC. (NPC(R)) is the second largest merchant processor in the United States, providing merchant credit card processing and corporate outsourcing solutions.


Through a third party processing contract with National City, NPC already handles all authorization and settlement processing for the approximate 30,000 merchants. This transaction provides NPC with direct ownership of the merchant contracts without requiring customer conversions. In addition, through an exclusive multi-year marketing agreement, NPC will assume responsibility for all merchant-processing sales efforts throughout National City's 1,200-branch network.

"We are very excited about this deal," stated Thomas A. Wimsett, president and chief executive officer of NPC. "This transaction increases our market share in the regionally-based `Mom and Pop' merchant segment, while simultaneously allowing us to rapidly expand our distribution footprint." Mr. Wimsett estimates that the 30,000 new accounts acquired from National City will generate about $18 million in incremental annual revenue for NPC and will be immediately accretive to the company's earnings.

"This is an outstanding opportunity for everyone," said A. Joseph Parker, executive vice president and head of National City's Retail Sales and Distribution unit. "Our merchant customers will benefit by having a direct relationship with NPC's expertise and broad product offerings. This relationship complements the business banking services that National City will continue to provide to current and future merchant customers."

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ABOUT NATIONAL PROCESSING, INC.

National Processing, Inc. through its wholly owned operating subsidiary, National Processing Company (NPC(R)) is a leading provider of merchant credit card processing. NPC supports over 500,000 merchant locations, representing one out of every six Visa(R) and MasterCard(R) transactions processed nationally. NPC's card processing solutions offer superior levels of service and performance while assisting merchants in lowering their total cost of card acceptance through our world-class people, technology and service. Additional information regarding NPC can be obtained at www.npc.net. National Processing, Inc. is an 87 percent owned subsidiary of National City Corporation (NYSE: NCC) (www.national-city.com), a Cleveland based $85 billion financial holding company.

About National City Bank

National City Corporation (NYSE: NCC) is an $85 billion bank holding company headquartered in Cleveland, Ohio, with banking assets ranking 12th in the United States. The company offers a full range of financial services, from investment banking and brokerage services to traditional banking services for individuals and businesses. National City has offices in Ohio, Pennsylvania, Indiana, Kentucky, Illinois and Michigan. National City can be found on the World Wide Web at http://www.national-city.com.

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